
                                                                                        Exhibit 11.1


SHARPER IMAGE CORPORATION
STATEMENTS RE: COMPUTATION OF EARNINGS PER SHARE

                                                      Three Months Ended                Nine Months Ended
                                                          October 31,                      October 31,
                                                          ----------                       -----------
Dollars in thousands, except per share amounts      1997              1996             1997           1996
                                                    ----              ----             ----           ----


Net loss                                           $    (1,571)  $       (1,677)   $    (5,229)   $    (4,950)


Average shares of common stock
 outstanding during the period                       8,319,688        8,262,709      8,286,854      8,258,119

Add:
Incremental shares from assumed
 exercise of stock options (Primary)                         *                *              *              *
                                                  ------------   --------------    -----------    -----------
                                                     8,319,688        8,262,709      8,286,854      8,258,119
                                                  ============   ==============    ===========    ===========


Primary loss per share                            $      (0.19)  $        (0.20)   $     (0.63)   $     (0.60)
                                                  ============   ==============    ===========    ===========


Average shares of common stock
 outstanding during the period                       8,319,688        8,262,709      8,286,854      8,258,119
Add:
Incremental shares from assumed
 exercise of stock options (Fully-diluted)                   *                *              *              *
                                                  ------------   --------------    -----------    -----------
                                                     8,319,688        8,262,709      8,286,854      8,258,119
                                                  ============   ==============    ===========    ===========


Fully-diluted loss per share                      $      (0.19)  $        (0.20)   $     (0.63)   $     (0.60)
                                                  ============   ==============    ===========    ===========




*Incremental shares from assumed exercise of stock options and warrants are antidilutive for primary and fully diluted loss per share, and therefore not presented.


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